EXHIBIT 23.1

CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, Reg. No. 33-57065) pertaining to the UIC 401(k) Retirement Savings Plan of United Industrial Corporation of our report dated, June 8, 2007, with respect to the financial statements and schedule of the UIC 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Mahoney Cohen & Company, CPA, P.C.
New York, New York
June 29, 2007